Sub-Item 77Q1(e)

                                 AMENDMENT NO. 4

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of April 30, 2010, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Tax-Exempt Funds, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, AIM Tax-Exempt Funds is now named AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds); and

     WHEREAS, the following Funds have been renamed:

CURRENT NAME                     NEW NAME
------------                     -----------------------------------
AIM High Income Municipal Fund   Invesco High Income Municipal Fund
AIM Tax-Exempt Cash Fund         Invesco Tax-Exempt Cash Fund
AIM Tax-Free Intermediate Fund   Invesco Tax-Free Intermediate Fund;

     NOW, THEREFORE, the parties agree that;

     1. All references to AIM Tax-Exempt Funds in the Agreement are hereby deleted and replaced with AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds).

     2. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                                 EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                                 ------------------------------------
Invesco High Income Municipal Fund                           June 1, 2000
Invesco Tax-Exempt Cash Fund                                 June 1, 2000
Invesco Tax-Free Intermediate Fund                           June 1, 2000
Invesco Municipal Fund                                       February 12, 2010
Invesco Tax-Exempt Securities Fund                           February 12, 2010
Invesco Van Kampen California Insured Tax Free Fund          February 12, 2010
Invesco Van Kampen High Yield Municipal Fund                 February 12, 2010
Invesco Van Kampen Insured Tax Free Income Fund              February 12, 2010

Invesco Van Kampen Intermediate Term Municipal Income Fund   February 12, 2010
Invesco Van Kampen Municipal Income Fund                     February 12, 2010
Invesco Van Kampen New York Tax Free Income Fund             February 12, 2010

                                   APPENDIX B

                          COMPENSATION TO THE ADVISOR

     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                       INVESCO TAX-FREE INTERMEDIATE FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $500 million .......................................   0.30%
Over $500 million to and including $1 billion ............   0.25%
Over $1 billion ..........................................   0.20%

                          INVESCO TAX-EXEMPT CASH FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
All Assets................................................   0.35%

                       INVESCO HIGH INCOME MUNICIPAL FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $500 million........................................   0.60%
Over $500 million to and including $1 billion.............   0.55%
Over $1 billion to and including $1.5 billion.............   0.50%
Over $1.5 billion.........................................   0.45%

                             INVESCO MUNICIPAL FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
All Assets................................................   0.375%

                       INVESCO TAX-EXEMPT SECURITIES FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $500 million........................................   0.42%
Next $250 million.........................................   0.345%
Next $250 million.........................................   0.295%
Next $250 million.........................................   0.27%
Next $1.5 billion.........................................   0.245%
Over $2.5 billion.........................................   0.22%

               INVESCO VAN KAMPEN CALIFORNIA INSURED TAX FREE FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $100 million........................................   0.50%
Next $150 million.........................................   0.45%
Next $250 million.........................................   0.425%
Over $500 million.........................................   0.40%

                  INVESCO VAN KAMPEN HIGH YIELD MUNICIPAL FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $300 million........................................   0.60%
Next $300 million.........................................   0.55%
Over $600 million.........................................   0.50%

                 INVESCO VAN KAMPEN INSURED TAX FREE INCOME FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $500 million........................................   0.525%
Next $500 million.........................................   0.50%
Next $500 million.........................................   0.475%
Over $1.5 billion.........................................   0.45%

           INVESCO VAN KAMPEN INTERMEDIATE TERM MUNICIPAL INCOME FUND
                    INVESCO VAN KAMPEN MUNICIPAL INCOME FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $500 million........................................   0.50%
Over $500 million.........................................   0.45%

                INVESCO VAN KAMPEN NEW YORK TAX FREE INCOME FUND

NET ASSETS                                                   ANNUAL RATE
----------                                                   -----------
First $500 million........................................   0.47%
Over $500 million.........................................   0.445%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM TAX-EXEMPT FUNDS
                                        (INVESCO TAX-EXEMPT FUNDS)


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)

                                        INVESCO ADVISERS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)